Exhibit 99.1
Aerie Pharmaceuticals Reports First Quarter 2022 Financial Results and Provides Business Update
First Quarter Glaucoma Franchise Net Revenues of $29.8 Million, up 30% over First Quarter 2021
Management Reaffirms 2022 Glaucoma Franchise Guidance of $130 Million to $140 Million
First Phase 3 Registrational Trial for AR-15512 On-Track for Enrollment Second Quarter of 2022
Durham, North Carolina, May 5, 2022 — (BUSINESS WIRE) — Aerie Pharmaceuticals, Inc. (NASDAQ: AERI), a pharmaceutical company focused on the discovery, development and commercialization of first-in-class ophthalmic therapies, today reports financial results for the first quarter ended March 31, 2022 and reaffirms the business and pipeline objectives and financial guidance previously reported for 2022.
“We continue to execute well on our three strategic pillars to build out Aerie version 2.0. I am pleased to report strong year-over-year revenue growth for our first-in-class glaucoma franchise products, in line with our expectations. We are also excited about the progress we have made with our potential best-in-class dry eye product candidate AR-15512 as we continue to drive efficiencies in our operations,” said Raj Kannan, Chief Executive Officer of Aerie Pharmaceuticals. Mr. Kannan continued, “The addition of Chief Medical Officer Dr. Gary Sternberg and Chief Financial Officer Peter Lang further strengthens our senior leadership team. Driving the growth of our novel commercial franchise, unlocking the potential value in our pipeline and continuing to focus on reducing our net cash burn should position us well for the future.”
First Quarter Financial Results and Highlights
For the quarter ended March 31, 2022, Aerie reported results compared to the quarter ended March 31, 2021:
•Total glaucoma franchise net product revenues of $29.8 million, up 30% compared to $23.0 million
•Net loss of $35.9 million compared to a net loss of $42.0 million
•Net loss per share (diluted) of $0.76 compared to a net loss per share (diluted) of $0.91
•Non-GAAP net loss of $31.3 million compared to non-GAAP net loss of $33.2 million
•Non-GAAP net loss per share (diluted) of $0.66 compared to non-GAAP net loss per share (diluted) of $0.72
Balance Sheet and Liquidity Highlights
•Cash, cash equivalents and total investments were $199.2 million as of March 31, 2022 compared to $139.8 million as of December 31, 2021. Cash, cash equivalents and total investments as of March 31, 2022 included $90.0 million of upfront payments received in January, related to our licensing and collaboration agreement with Santen executed in December 2021.
•During the first quarter of 2022, our net cash provided by operating activities was $61.9 million. Excluding the $90.0 million Santen payment, net cash used in operating activities was $28.1 million. Further, an $8.0 million milestone payment was made in the first quarter of 2022 to the former shareholders of Avizorex Pharma S.L., which was acquired by Aerie in 2019.
Outlook for 2022: Business and Pipeline Objectives & Financial Guidance
Aerie reaffirms the following business and pipeline objectives and full year guidance previously reported for 2022:
•Glaucoma franchise net product revenues guidance: $130 million to $140 million, up 16% to 25% versus 2021
•Total net cash used: A reduction of approximately 15% in 2022 versus 2021 is expected
•Phase 3 registrational study initiation for AR-15512 in dry eye: Expected during the second quarter of 2022
•Investigational New Drug Application submission for AR-14034 in wet age-related macular degeneration: Expected in the second half of 2022
Conference Call /Webcast Information
Aerie management will host a live conference call and webcast at 5:00 p.m. Eastern Time today to discuss Aerie’s financial results and provide a general business update.
The live webcast and a replay may be accessed by visiting Aerie’s website at http://investors.aeriepharma.com. Please connect to Aerie’s website at least 15 minutes prior to the live webcast to ensure adequate time for any software download that may be needed to access the webcast. Alternatively, please call (888) 734-0328 (U.S.) or (678) 894-3054 (international) to listen to the live conference call. The conference ID number for the live call is 4696464. Please dial in approximately 10 minutes prior to the call.
About Aerie Pharmaceuticals, Inc.
Aerie is a pharmaceutical company focused on the discovery, development and commercialization of first-in-class ophthalmic therapies for the treatment of patients with eye diseases and conditions including open-angle glaucoma, dry eye, diabetic macular edema (DME) and wet age-related macular degeneration (wet AMD). Aerie’s first novel product, Rhopressa® (netarsudil ophthalmic solution) 0.02%, a once-daily eye drop approved by the U.S. Food and Drug Administration (FDA) for the reduction of elevated intraocular pressure (IOP) in patients with open-angle glaucoma or ocular hypertension, was launched in the United States in April 2018. In clinical trials of Rhopressa®, the most common adverse reactions were conjunctival hyperemia, corneal verticillata, instillation site pain and conjunctival hemorrhage. More information about Rhopressa®, including the product label, is available at www.rhopressa.com. Aerie’s second novel product for the reduction of elevated IOP in patients with open-angle glaucoma or ocular hypertension, Rocklatan® (netarsudil (0.02%) and latanoprost ophthalmic solution (0.005%)), was launched in the United States in May 2019. In clinical trials of Rocklatan®, the most common adverse reactions were conjunctival hyperemia, corneal verticillata, instillation site pain and conjunctival hemorrhage. More information about Rocklatan®, including the product label, is available at www.rocklatan.com. More information on Aerie Pharmaceuticals is available at www.aeriepharma.com.
Forward-Looking Statements
This press release contains forward-looking statements for purposes of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. We may, in some cases, use terms such as “predicts,” “believes,” “potential,” “proposed,” “continue,” “estimates,” “anticipates,” “expects,” “plans,” “intends,” “may,” “could,” “might,” “will,” “should,” “exploring,” “pursuing” or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. Forward-looking statements in this release include statements regarding our intentions, beliefs, projections, outlook, analyses or current expectations concerning, among other things: our commercial franchise and our pipeline, any guidance or timelines, future liquidity, cash balances or financing transactions, our ongoing and anticipated preclinical studies and clinical trials, FDA or other regulatory approvals and effectiveness of any product, product candidates or future product candidates and our expectations for full year 2022. By their nature, forward-looking statements involve risks and uncertainties because they relate to events, competitive dynamics, industry change and other factors beyond our control and depend on regulatory approvals and economic and other environmental circumstances that may or may not occur in the future or may occur on longer or shorter timelines than anticipated. We discuss many of these risks in greater detail under the heading “Risk Factors” in the quarterly and annual reports that we file with the Securities and Exchange Commission (SEC). Forward-looking statements are not guarantees of future performance and our actual results of operations, financial condition and liquidity and the development of the industry in which we operate may differ materially from the forward-looking statements contained in this press release. Any forward-looking statements that we make in this press release speak only as of the date of this press release. In particular, FDA and European Medicines Agency (EMA) approval of Rhopressa® and Rocklatan® and Medicines and Healthcare products Regulatory Agency (MHRA) authorization of Roclanda® does not guarantee regulatory approval of Rhopressa®, Rocklatan® or Roclanda® in other jurisdictions, and there can be no assurance that we will receive regulatory approval for Rhopressa®, Rocklatan® or Roclanda® in such other jurisdictions. In addition, FDA approval of Rhopressa® and Rocklatan® does not guarantee FDA approval of our product candidates or any future product candidates and there can be no assurance that we will receive FDA approval for our product candidates or any future product candidates. Furthermore, the acceptance of the Investigational New Drug Applications by the FDA for our product candidates does not guarantee FDA approval of such product candidates and the outcomes of later clinical trials for our product candidates may not be sufficient to submit a New Drug Application (NDA) with the FDA or to receive FDA approval. We assume no obligation to update our forward-looking statements whether as a result of new information, future events or otherwise, after the date of this press release.
Non-GAAP Financial Measures
To supplement our financial statements, which are prepared and presented in accordance with generally accepted accounting principles (GAAP), we use the following non-GAAP financial measures, some of which are discussed above: adjusted net loss and adjusted net loss per share (also referred to herein as non-GAAP net loss and non-GAAP net loss per share). For reconciliations of non-GAAP measures to the most directly comparable GAAP measures, please see the “Reconciliation of GAAP to Non-GAAP Financial Measures” and “Reconciliation of GAAP Net Loss Per Share to Adjusted Net Loss Per Share (Non-GAAP)” tables in this press release.
We believe these non-GAAP financial measures provide investors with useful supplemental information about the financial performance of our business, enable comparison of financial results between periods where certain items may vary independent of business performance and allow for greater transparency with respect to key metrics used by management in operating our business.
The presentation of these financial measures is not intended to be considered in isolation from, or as a substitute for, financial information prepared and presented in accordance with GAAP. Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. In particular, the adjustments to our GAAP financial measures reflect the exclusion of stock-based compensation expense, which is recurring and will be reflected in our financial results for the foreseeable future. In addition, these measures may be different from non-GAAP financial measures used by other companies, limiting their usefulness for comparison purposes. We compensate for these limitations by providing specific information regarding the GAAP amounts excluded from these non-GAAP financial measures.

AERIE PHARMACEUTICALS, INC.
Consolidated Balance Sheets
(Unaudited)
(in thousands)

	MARCH 31, 2022	DECEMBER 31, 2021
Assets
Current assets
Cash and cash equivalents	$56,441	$37,187
Short-term investments	138,807	102,614
Accounts receivable, net	63,617	68,828
Inventory	40,190	40,410
Licensing receivable	—	90,000
Prepaid expenses and other current assets	17,911	16,611
Total current assets	316,966	355,650
Long-term investments	3,985	—
Property, plant and equipment, net	51,226	51,472
Operating lease right-of-use-assets	21,916	22,669
Other assets	1,453	1,600
Total assets	$395,546	$431,391
Liabilities and Stockholders’ (Deficit) Equity
Current liabilities
Accounts payable	$7,877	$8,285
Accrued expenses and other current liabilities	102,950	112,341
Operating lease liabilities	4,464	4,365
Total current liabilities	115,291	124,991
Convertible notes, net	311,678	234,527
Deferred revenue, non-current	70,000	64,315
Operating lease liabilities, non-current	21,033	21,751
Other non-current liabilities	3,256	3,140
Total liabilities	521,258	448,724
Stockholders’ deficit
Common stock	48	48
Additional paid-in capital	1,016,510	1,136,656
Accumulated other comprehensive loss	(430)	(126)
Accumulated deficit	(1,141,840)	(1,153,911)
Total stockholders’ deficit	(125,712)	(17,333)
Total liabilities and stockholders’ deficit	$395,546	$431,391

AERIE PHARMACEUTICALS, INC.
Consolidated Statements of Operations
(Unaudited)
(in thousands, except share and per share data)

	THREE MONTHS ENDED MARCH 31,
	2022	2021
Product revenues, net	$29,835	$22,970
Total revenues, net	29,835	22,970
Costs and expenses:
Cost of goods sold	6,780	6,700
Selling, general and administrative	31,524	32,598
Research and development	25,174	17,891
Total costs and expenses	63,478	57,189
Loss from operations	(33,643)	(34,219)
Other expense, net	(1,555)	(7,714)
Loss before income taxes	(35,198)	(41,933)
Income tax expense	693	31
Net loss	$(35,891)	$(41,964)
Net loss per common share—basic and diluted	$(0.76)	$(0.91)

Weighted average number of common shares outstanding—basic and diluted	47,520,045	46,109,080

AERIE PHARMACEUTICALS, INC.
Reconciliation of GAAP to Non-GAAP Financial Measures
(Unaudited)
(in thousands)

	THREE MONTHS ENDED MARCH 31,
	2022	2021
Net loss (GAAP)	$(35,891)	$(41,964)
Add-back: stock-based compensation expense	4,632	8,749
Adjusted net loss	$(31,259)	$(33,215)

Cost of goods sold (GAAP)	$6,780	$6,700
Less: stock-based compensation expense	(162)	(507)
Adjusted cost of goods sold	$6,618	$6,193

Selling, general and administrative expenses (GAAP)	$31,524	$32,598
Less: stock-based compensation expense	(3,134)	(6,255)
Adjusted selling, general and administrative expenses	$28,390	$26,343

Research and development expenses (GAAP)	$25,174	$17,891
Less: stock-based compensation expense	(1,336)	(1,987)
Adjusted research and development expenses	$23,838	$15,904

Total operating expenses (GAAP)	$56,698	$50,489
Less: stock-based compensation expense	(4,470)	(8,242)
Adjusted total operating expenses	$52,228	$42,247

AERIE PHARMACEUTICALS, INC.
Reconciliation of GAAP Net Loss Per Share to Adjusted Net Loss Per Share (Non-GAAP)
(Unaudited)

	THREE MONTHS ENDED MARCH 31,
	2022	2021
Net loss per common share—basic and diluted (GAAP)	$(0.76)	$(0.91)
Add-back: stock-based compensation expense	0.10	0.19
Adjusted net loss per share—basic and diluted (Non-GAAP)	$(0.66)	$(0.72)
Weighted average number of common shares outstanding—basic and diluted	47,520,045	46,109,080

Contacts
Media:
Carolyn McAuliffe
cmcauliffe@aeriepharma.com
(949) 526-8733

Investors:
LifeSci Advisors on behalf of Aerie Pharmaceuticals, Inc.
Hans Vitzthum
hans@lifesciadvisors.com
(617) 430-7578